Ex. 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by reference in Registration Statement
(Form F-3 No. 333-103642) of Stelmar Shipping Ltd. on March 6, 2003 of our report dated February 5, 2003, with respect to the consolidated financial statements and schedule of STELMAR SHIPPING LTD. included in this Annual Report on Form 20-F for the year ended December 31, 2002.


ERNST & YOUNG

Athens, Greece
June 16, 2003